File No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                         ALLEGHENY TELEDYNE INCORPORATED
             (Exact name of registrant as specified in its charter)

            DELAWARE                                        25-1792394
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

        1000 SIX PPG PLACE
      PITTSBURGH, PENNSYLVANIA                             15222-5479
(Address of principal executive offices)                   (Zip Code)

          ALLEGHENY TELEDYNE INCORPORATED EMPLOYEE STOCK PURCHASE PLAN,
        FORMERLY KNOWN AS THE TELEDYNE, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                  JON D. WALTON
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               1000 SIX PPG PLACE
                       PITTSBURGH, PENNSYLVANIA 15222-5479
                     (Name and address of agent for service)

                                 (412) 394-2836
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
================================================================================
 TITLE OF                       PROPOSED         PROPOSED
 SECURITIES                     MAXIMUM          MAXIMUM           AMOUNT OF
 TO BE            AMOUNT TO BE  OFFERING PRICE   AGGREGATE         REGISTRATION
 REGISTERED       REGISTERED    PER SHARE        OFFERING PRICE    FEE
--------------------------------------------------------------------------------
COMMON STOCK,
PAR VALUE $0.10
PER SHARE(1)     2,000,000      $25.22(2)       $50,440,000.00    $14,880
================================================================================

      (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Allegheny Teledyne Incorporated Employee Stock Purchase Plan.

      (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on February 3, 1998.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

      Allegheny Teledyne Incorporated's earlier Registration Statement on Form S-8 (File No. 333-10227), filed with the Securities and Exchange Commission on August 15, 1996 and pertaining to the Teledyne, Inc. Employee Stock Purchase Plan, which is now knowN as the Allegheny Teledyne Incorporated Employee Stock Purchase Plan, is incorporated herein by reference. This incorporation is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


EXHIBIT NO.                             DESCRIPTION

4.1 Restated Certificate of Incorporation of Allegheny Teledyne Incorporated (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, filed with the Commission on July 17, 1996 (File No. 333-8235)).

4.2 Amended and Restated Bylaws of Allegheny Teledyne Incorporated, (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4, filed with the Commission on July 17, 1996 (File No. 333-8235)).

5.1 Opinion of Jon D. Walton, Esquire, Senior Vice President, General Counsel and Secretary, as to the legality of the shares being registered.

23.1          Consent of Ernst & Young LLP.

23.2          Consent of Arthur Andersen LLP.

23.3 Consent of Jon D. Walton, Esquire, Senior Vice President, General Counsel and Secretary (included in opinion filed as Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 9th day of February, 1998.

                                    ALLEGHENY TELEDYNE INCORPORATED


                                    By:  /S/ RICHARD P. SIMMONS
                                         ------------------------------------
                                         Richard P. Simmons
                                         Chairman, President and Chief
                                         Executive Officer


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes either James L. Murdy or Jon D. Walton, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:


   SIGNATURE                       CAPACITY                         DATE


/S/ RICHARD P. SIMMONS       Chairman, President             February 9, 1998
------------------------     and Chief Executive
Richard P. Simmons           Officer  and a Director


/S/ ROBERT P. BOZZONE        Vice Chairman and a             February 7, 1998
------------------------     and a Director
Robert P. Bozzone


/S/ ARTHUR H. ARONSON        Executive Vice                  February 9, 1998
------------------------     President and Director
Arthur H. Aronson


/S/ JAMES L. MURDY           Executive Vice President,       February 9, 1998
------------------------     and Administration
James L. Murdy               and Chief Financial Officer


/S/ DALE G. REID             Vice President - Controller     February 10, 1998
------------------------     (Principal Accounting Officer)
Dale G. Reid

/S/ PAUL S. BRENTLINGER        Director                        February 10, 1998
-----------------------
Paul S. Brentlinger


/S/ FRANK V. CAHOUET           Director                        February 4, 1998
----------------------
Frank V. Cahouet


/S/ DIANE C. CREEL             Director                        February 2, 1998
----------------------
Diane C. Creel


/S/ C. FRED FETTEROLF          Director                        February 2, 1998
----------------------
C. Fred Fetterolf


/S/ W. CRAIG MCCLELLAND        Director                        February 10, 1998
-----------------------
W. Craig McClelland


/S/ ROBERT MEHRABIAN           Senior Vice President           February 3, 1998
-----------------------        and a Director
Robert Mehrabian


/S/ WILLIAM G. OUCHI           Director                       February 3, 1998
-----------------------
William G. Ouchi


/S/ CHARLES J. QUEENAN, JR.    Director                       February 3, 1998
---------------------------
Charles J. Queenan, Jr.


/S/ GEORGE A. ROBERTS          Director                       February 1, 1998
--------------------------
George A. Roberts


/S/ JAMES E. ROHR             Director                       February 9, 1998
--------------------------
James E. Rohr


/S/ FAYEZ SAROFIM              Director                       February 10, 1998
--------------------------
Fayez Sarofim

                                 EXHIBIT INDEX


                                                              SEQUENTIAL
EXHIBIT NO.   DESCRIPTION                                     PAGE NUMBER

4.1           Restated Certificate of Incorporation of              --
              Allegheny Teledyne Incorporated
              (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on
              Form S-4, filed with the Commission on
              July 17, 1996 (File No. 333-8235)).

4.2           Amended and Restated Bylaws of Allegheny              --
              Teledyne Incorporated, (incorporated by
              reference to Exhibit 3.2 of the Registrant's
              Registration Statement on Form S-4, filed with the Commission on July 17, 1996 (File
              No. 333-8235)).

5.1           Opinion of Jon D. Walton, Esquire, Senior             7
              Vice President, General Counsel and
              Secretary, as to the legality of the shares being registered.

23.1          Consent of Ernst & Young LLP.                         8

23.2          Consent of Arthur Andersen LLP.                       9

23.3          Consent of Jon D. Walton, Esquire, Senio             --
              Vice President, General Counsel and
              Secretary (included in opinion filed as
              Exhibit 5.1).

24.1          Power of Attorney (set forth on the                  --
              signature page of this Registration
              Statement).